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                                                                       Exhibit 3

                             GENERAL AGENT AGREEMENT

THIS AGREEMENT, effective this _____ day of _________________, is made by and among Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, (collectively, "Nationwide") WADDELL & REED, INC. on its own behalf and on behalf of its affiliated Corporate Insurance Agencies (Collectively referred to as "Agency") and ("Broker/Dealer").

Nationwide hereby appoints Broker/Dealer and Agency (collectively, "General Agent") as General Agent with the rights, powers, duties and liabilities set forth herein. General Agent hereby accepts the appointment.

General Agent acknowledges, understands and agrees that although Nationwide Life Insurance Company ("NWL") and Nationwide Life and Annuity Insurance Company ("NWLAIC") are collectively referred to herein as "Nationwide", NWL and NWLAIC are separate corporate entities, and that the rights and obligations of each under this Agreement are to be exclusively determined on the basis of which of the two entities (NWL or NWLAIC) is the issuing company of the product(s) specified in Exhibit A, and being sold pursuant to this Agreement.

Nationwide acknowledges, understands and agrees that although Broker/Dealer and its affiliated Corporate insurance agencies are collectively, referred to herein as "General Agent", Broker/Dealer and each of the Corporate insurance agencies are separate corporate entities, and that the rights and obligations of each under this Agreement are to be exclusively determined on the basis of which of the entities is acting as agent with respect to the product(s) specified in Exhibit A and being sold pursuant to this Agreement.

IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN MADE, THE PARTIES AGREE AS
FOLLOWS:

1. SCOPE. This Agreement shall supersede the General Agent Agreement by and between Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, and Waddell & Reed, Inc. dated December 6, 1999, and all other prior agreements between the parties, with respect to the matters addressed herein. All of the insurance or annuity products sold under this Agreement shall be referred to as "Contract(s)" except when particular provisions relate solely to variable contracts required to be registered under the Securities Act of 1933 ("1933 Act") and/or the Investment Company Act of 1940 ("1940 Act") and such contracts shall be referred to as "Variable Contracts". The Contracts which may be sold under this Agreement are listed in the Compensation Schedules which are included in Exhibit A. These Compensation Schedules may be amended upon written agreement of Nationwide and General Agent.

        In consideration of the services to be performed hereunder, Nationwide agrees to pay General Agent compensation, in accordance with the Exhibits to this Agreement, as may be amended from time to time by mutual written agreement of the parties, based on purchase payments due and received by Nationwide on Contracts issued upon applications submitted either directly or through registered representatives and agents, on or after the date of this Agreement.

2. EXCLUSIVITY. Except as otherwise provided herein, Nationwide will be the exclusive provider to General Agent of the products specified in Exhibit B for a period of five- (5) years. During this five- (5) year period, General Agent will not



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        offer any other competitor's products to their clients, except as otherwise provided herein. Notwithstanding the foregoing, this exclusivity provision will not apply to (a) clients transferring similar investment products from one investment advisor and/or broker-dealer to General Agent, but only to the extent of the transfer itself, (b) products offered by General Agent's former affiliate, United Investors Life Insurance Company, (c) additions made by General Agent clients to products owned prior to the commencement of distribution of like Nationwide products by General Agent pursuant to this agreement, (d) sales made in New York prior to the development by Nationwide of replacement products for sale in New York, and (e) sales made by new General Agent financial advisors to prospects to which non-Nationwide products were offered prior to their engagement by General Agent. General Agent will make a good faith effort to monitor and report these exceptions to ensure that the principle of overall exclusivity is maintained.

        Nationwide will provide sufficient resources to fulfill mutually agreed upon product feature, support and service level standards. It is understood and agreed that such exclusivity shall terminate at General Agent's option if (a) Nationwide fails to meet the agreed upon product feature, support and service standards and (b) Nationwide experiences a change of control involving an unaffiliated organization. Nationwide may also terminate its exclusive relationship with General Agent if General Agent fails to meet its obligations as set forth herein.

        Notwithstanding the foregoing, if General Agent experiences a change of control involving an unaffiliated organization and such organization desires for General Agent to sell its products or the products of one or more of its affiliates ("Acquirer Products"), this exclusivity provision will not apply to the Acquirer Products. It is understood and agreed that if such a change of control should occur, and General Agent commences offering Acquirer Products, General Agent shall use its best efforts to insure that Nationwide's products receive and maintain an equitable competitive position in General Agent's distribution system throughout the exclusive period. For purposes of this provision, an "equitable competitive position" shall mean, the opportunity for Nationwide to provide products with substantially similar costs, features commissions, fund diversification and positioning as the Acquirer Products. In the event such a change of control occurs and General Agent commences offering Acquirer Products, the exception from this exclusivity provision identified in section (b) of the previous paragraph, regarding a change of control at Nationwide involving an unaffiliated organization, shall cease to apply.

3. AUTHORITY. Agency and Broker/Dealer are hereby authorized, through their individual agents ("Agents"), representatives or duly licensed affiliated agencies who are duly licensed and registered as required by law, to solicit and procure applications for the Contracts in accordance with the terms and conditions of this Agreement, and are authorized in connection therewith:

        a. to collect purchase payments on Contracts for which applications are submitted;

        b. when requested and as directed by Nationwide to deliver Contracts after the terms and conditions governing such delivery are completed, provided that no such delivery of a Contract shall be deemed to constitute a warranty by General Agent that such terms and conditions have been complied with;

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        c.      to perform any other act related to the Contracts that is
                authorized in writing by Nationwide and is permissible under the law; and

        d. General Agent will pay all fees required to obtain and/or maintain any licenses or registrations required by state or federal law for General Agent and agents of General Agent. Nationwide will pay the fees in connection with the initial appointment with Nationwide of agents of General Agent. Any subsequent appointment fees will be the responsibility of the General Agent or as mutually agreed upon with Nationwide.

4.      Right to Sell; Regulatory Approvals.

        a. General Agent is authorized to sell the Contracts set forth in the Compensation Schedule (Exhibit A) as now and hereafter attached to this Agreement. The Compensation Schedule is hereby incorporated by reference.

        b. Except as disclosed to General Agent in writing, Nationwide represents and warrants that it has the authority to issue Contracts in the states where the General Agent is authorized to conduct business. Nationwide agrees to notify General Agent promptly of any change in such authority.

                General Agent agrees that it will solicit applications for Nationwide only in those states in which such Contracts are approved.

        c. General Agent will not solicit applications in any state unless the Agent signing the application has been properly licensed by the appropriate regulatory agency in that state, which may include registrations as a registered representative of Broker/Dealer if Variable Contracts are being sold. As a licensed appointee of Nationwide, General Agent will comply with the statutory and regulatory obligations related to the solicitation and procurement of applications for Contracts.

        d. If General Agent engages in sales of the Contracts on the premises of or in cooperation with financial institutions (including banks, savings and loan institutions, or credit unions), General Agent shall, as required by applicable law, maintain separation of its business from the business of such financial institution, including separation of records. General Agent shall also conduct its business at all times so as not to lead to confusion between the business conducted by General Agent and the business conducted by the financial institution.

                The parties to the Agreement hereby agree to abide by, observe, and otherwise conduct the business contemplated under the Agreement in a manner consistent with the Guidelines set forth in the Interagency Statement on Retail Sales of Non-Deposit Investment Products, issued jointly by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision on February 15, 1994, or any modifications or interpretations thereof.

5.      AGENT SUPERVISION

        a. Before an Agent is permitted to solicit and procure applications for the Contracts, General Agent and Agent shall have entered into an agreement pursuant to which such Agent will be appointed as an agent



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                of General Agent and in which Agent will agree that Agent's selling activities relating to the Contracts will be under the supervision and control of General Agent. The Agent's right to continue to sell the Contracts is subject to Agent's continued compliance with such agreement.

        b. If an Agent fails to meet the rules and standards imposed by General Agent, General Agent shall take such disciplinary action as it deems appropriate. If an Agent fails or refuses to submit to supervision of General Agent in accordance with this Agreement, General Agent shall immediately notify such Agent that such Agent is no longer authorized to sell the Contracts and shall take whatever additional action may be necessary to terminate the sales activities of such Agent relating to the Contracts including immediate notification to Nationwide of such termination.

        c. In the event that General Agent regards itself as exempt from the licensing requirements of a state insurance authority, then General Agent hereby warrants and guarantees that it shall exercise supervisory control over the training and conduct of its Agents in a manner consistent with state insurance requirements with respect to fair, accurate and good faith representations of product information in the solicitation process, with due regard to the financial status of individual consumers and the appropriateness of the Contract as an investment for such individual consumers. Any intentional or negligent failure in this regard, by any Agent of General Agent, shall require General Agent to immediately terminate such Agent's ability to sell the Contracts and to notify Nationwide of such termination. In addition, General Agent will ensure that its Agents comply with all applicable state insurance requirements and have obtained and maintain any security licenses required by the state insurance authorities.

6.      SALE OF VARIABLE CONTRACTS.

        a. General Agent agrees that each Agent who sells Variable Contracts will be a registered representative of Broker/Dealer (for purposes of this section, "Registered Representative") with the National Association of Securities Dealers Inc. (the "NASD") before the Agent engages in the offer and sale of Variable Contracts. Broker/Dealer shall certify the status of each Registered Representative's qualifications to Nationwide's satisfaction and shall notify Nationwide if any such person ceases to be a Registered Representative of Broker/Dealer.

        b. Broker/Dealer shall have full responsibility for the training and supervision of the Registered Representatives that offer and sell the Variable Contracts. This training shall include training in the sale of variable contracts. All Registered Representatives shall be subject to the control of Broker/Dealer in connection with the offer and sale of such Variable Contracts.

        c. Broker/Dealer will fully comply with the requirements of the NASD, the Securities Exchange Act of 1934, and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Registered Representatives. Broker/Dealer shall furnish records necessary to document such supervision at Nationwide's reasonable request.



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        d.      Before a Registered Representative is permitted to solicit and procure applications for the Variable Contracts, Broker/Dealer and the Registered Representative shall have entered into an agreement pursuant to which the Registered Representative will become a Registered Representative of Broker/Dealer and will agree that their selling activities relating to the Variable Contracts will be under the supervision and control of Broker/Dealer. The right to continue to sell such Variable Contracts is subject to continued compliance with such agreement.

        e. If a Registered Representative fails to meet the rules and standards imposed by Broker/Dealer, Broker/Dealer shall take such disciplinary action as it deems appropriate. If a Registered Representative fails or refuses to submit to supervision of Broker/Dealer in accordance with this Agreement, Broker/Dealer shall immediately notify such Registered Representative that he is no longer authorized to sell the Variable Contracts, and Broker/Dealer shall take whatever additional action may be necessary to terminate the sales activities of such Registered Representative relating to the Variable Contracts including immediate notification to Nationwide of such termination.

        f. Nationwide represents that (a) the Variable Contracts are properly registered under the 1933 Act and/or 1940 Act and the registration statements and the Variable Contracts will remain in full force and effect for the duration of this Agreement, and
                (b) the Variable Contracts are exempted or excepted from registration under state securities laws. If any state should amend its current securities laws to require registration of insurance contracts, then Nationwide will comply with the amended state law.

        g. In connection with the conduct of its business, Broker/Dealer shall be provided with prospectuses relating to the Variable Contracts and such other material as Nationwide determines to be necessary. Nationwide represents and warrants to Broker/Dealer that all prospectuses and other material, which Nationwide makes available to Broker/Dealer will comply in all respects with any and all applicable federal and state securities laws.

7.      INDEPENDENT CONTRACTOR.

        General Agent is free to exercise its own judgment as to the persons from whom it will solicit applications for Contracts as well as the time, manner and place of solicitation, and Nationwide will not unreasonably interfere with its activity or manner of performance under this Agreement as an independent contractor.

        Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of an employer and employee between Nationwide and General Agent.

8.      COLLECTION OF PURCHASE PAYMENTS.

        All Contract purchase payments on applications procured by or through General Agent, which General Agent may collect, are collected on behalf of Nationwide. All purchase payments shall be in check or wire transfer. All such monies received by General Agent shall be collected and transmitted promptly to Nationwide in a manner agreed to by both General Agent and Nationwide.



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9.      LIMITATIONS ON AUTHORITY. Unless otherwise authorized by Nationwide in writing pursuant to Section 3(c), General Agent shall have no authority on behalf of Nationwide to:

        a.      make, alter or discharge any Contract,

        b. incur any indebtedness or liability, expend or contract for the expenditure of funds of Nationwide,

        c. extend the time for payment of any purchase payment, bind Nationwide to the reinstatement of any terminated Contract, or accept notes for payment of purchase payments,

        d. waive or modify any terms, conditions or limitations of any Contract, adjust or settle any claim or commit Nationwide with respect thereto except as provided in Section 13 c.,

        e. enter into legal proceedings in connection with any matter pertaining to Nationwide's business without the prior written consent of Nationwide unless General Agent is named in such proceedings or General Agent could be subject to paying all or a part of any judgment. General Agent must immediately give Nationwide written notification of the legal proceeding. Where General Agent is either named or may be subject to paying all or a portion of any judgment, General Agent may retain counsel of its choice,

        f. use the registered marks of Nationwide without receiving prior written approval of Nationwide,

        g. represent products of Nationwide except as reflected in the prospectus,

        h. advertise or publish any matter or thing concerning Nationwide or the Contracts without the prior written permission of Nationwide, except as provided in Section 14.a.,

        i. open any bank account or trust account on behalf of, for the benefit of, or containing the name of Nationwide,

        j. directly or indirectly cause or endeavor to cause any General Agent or their Agents to terminate or alter their association with Nationwide, or will not advise or encourage any Nationwide Contract Owner to relinquish, surrender, replace or lapse their Nationwide contract unless such action is in the best interest of the Contract Owner as reasonably determined by the General Agent,

        k. do or perform any acts or things other than expressly authorized herein.

10.     AGENTS.

        a. General Agent shall select Agents subject to the provisions of this Agreement and Nationwide shall appoint the selected Agents or provide to General Agent in writing a reasonable basis for not making such appointment. General Agent shall notify Nationwide promptly, in writing, upon the giving or receipt of any notice of termination of an Agent. General Agent will provide Nationwide with any documentation necessary for the appointment of the Agents. Nationwide reserves the right to terminate the appointment of any Agent in its reasonable discretion. Nationwide will promptly notify the General Agent of the termination of the appointment of any Agent and the basis therefor.



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        b.      At all times during which an Agent is appointed by Nationwide to sell Contracts, General Agent shall ensure that each Agent has obtained and maintains all applicable licenses in accordance with applicable state and federal laws and regulations. General Agent shall provide Nationwide on request evidence of applicable insurance licenses of General Agent's Agents.

        c. General Agent maintains the responsibility to ensure its Agents comply with the terms of the Agreement.

11.     COMPENSATION.

        a. Nationwide agrees to pay General Agent compensation, in accordance with the Compensation Schedules to this Agreement as may be amended from time to time by mutual written agreement of the parties.

        b. Nationwide will pay all compensation due General Agent or any Agents, either directly to General Agent or, as necessary to meet legal requirements, to the licensed General Agent affiliate or other affiliated entity which is permitted to receive such compensation under applicable state law. In states where corporate licenses are not granted, General Agent represents and warrants that it or its affiliated entity has the necessary relationship with the Agents based upon which such affiliated entity is permitted to receive compensation under applicable state insurance law except as otherwise approved by Nationwide. General Agent hereby warrants that all necessary contractual arrangements are in place to enable Nationwide to pay General Agent, or any of its affiliates, for business produced by Agents in the jurisdiction in which they hold licenses. General Agent shall pay all compensation due to Agents or any other person with respect to the Contracts, and no such Agent or other person shall have any claim against Nationwide on account of the sale or service of any Contract. Nationwide shall have no obligation to make compensation payments except as provided above. If Nationwide permits the General Agent to retain compensation before remitting purchase payments, then the Net Compensation Addendum shall specify that authority. Should Nationwide pay General Agent for premiums later returned or credited to the customer or any other overpayment to General Agent, Nationwide shall have, in addition to all other creditor rights, the right to deduct such overpayment from any current or future compensation due General Agent.

        c. All trail commissions, if any, shall be paid by Nationwide to General Agent with respect to all Contracts sold by Agents on or before the date of termination of this Agreement. In the event Nationwide receives written authorization from an appointed officer of the General Agent to transfer a Contract paying trail commissions to a new General Agent, all subsequent trail commissions as of the effective date of the transfer will be paid to the new General Agent of record. In the event Nationwide receives a written request from a contract owner to transfer a contract to a new General Agent, all subsequent trail commissions as of the effective date of the transfer will be paid to the new General Agent of record. This paragraph shall not be in derogation of any right of offset or other remedy Nationwide may have on monies owed by General Agent or by the new General Agent of record. General Agent agrees to maintain any or all federal or state license and appointment including any applicable renewal fees required, except to the extent Nationwide is responsible therefor



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                pursuant to this Agreement, in order to receive trail
                commissions from Nationwide.

        d. Notwithstanding any other provisions of this Agreement Nationwide shall not be obligated to pay any compensation which would be in violation of the applicable laws, rules or regulations of any jurisdiction, subject to Section 13 of this Agreement.

12.     SEGREGATED BANK ACCOUNT.

        All purchase payments received by General Agent on behalf of Nationwide, including purchase payments received by General Agent from Agents, shall be held in a segregated bank account and shall be forwarded to Nationwide in accordance with mutually agreed upon instructions.

13.     INDEMNIFICATION.

        a. Nationwide agrees to indemnify and hold General Agent harmless from any and all losses, claims, damages, liabilities or expenses to which General Agent may become subject under any statute, regulation, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses relate directly to the sale of the Contracts and arise as a direct consequence of:

                1) any material misrepresentation or omission, or alleged misrepresentation or omission, contained in the registration statement, prospectuses, the Contracts, this Agreement or any other document prepared or distributed by Nationwide including, but not limited to, advertising or sales literature;

                2) any failure by Nationwide or its employees, whether negligent or intentional, to perform the duties and discharge the obligations contemplated in this Agreement; and

                3) any fraudulent, unauthorized or wrongful act or omission by Nationwide or its employees or agents.

        b. General Agent agrees to indemnify and hold Nationwide harmless from any and all losses, claims, damages, liabilities or expenses to which Nationwide may become subject under any statute, regulation, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses related directly to the sale of the Contracts and arise as a direct consequence of:

                1) any material misrepresentation or omission, or alleged misrepresentation or omission involving the sales contained within this Agreement provided that such misrepresentations or omissions are not attributable to any failure by Nationwide;

                2) any failure by General Agent or its employees or Agents, whether negligent or intentional, to perform the duties and discharge the obligations contemplated in this agreement; and

                3) any fraudulent, unauthorized or wrongful act or omission by General Agent or its employees or Agents.



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        c.      In the event that Nationwide is compelled or agrees to pay any amount in the settlement of any claim, judgment, arbitration or similar action and, in conjunction therewith, General Agent voluntarily agrees to reimburse Nationwide, either partially or totally, Nationwide may deduct the amount of the reimbursement from any sales compensation subsequently payable to General Agent. Nothing herein shall obligate General Agent to provide any such voluntary reimbursement.

        d. Neither Nationwide or General Agent shall be liable, as the indemnifying party pursuant to Sections 13a and 13b, if the losses, claims, damages, liabilities or legal expenses incurred by the indemnified party arise out of the indemnified party's willful misfeasance, bad faith, or gross negligence in the performance of its duties, or through the reckless disregard of the indemnified party's duties under this Agreement.

        e. Nationwide and General Agent will promptly notify each other of the commencement of any litigation or proceedings, or the assertion of any claim or any material inquiries related to the duties set forth in the Agreement.

        f. This indemnification shall be in addition to any other course of action Nationwide or General Agent may have.

14.     AGREEMENTS.

        a. All advertising material and sales promotional material published by General Agent or its Agents that specifically name Nationwide or reference the Contracts shall be and remain the sole and exclusive property of General Agent and shall be used solely and exclusively by General Agent and its Agents. Such material shall be submitted to Nationwide for its approval prior to its use by General Agent or Agents. Nationwide shall provide its approval in writing. Such material shall not be used by Nationwide or its other agents without prior written consent of General Agent.

        b. Nationwide and General Agent shall keep thorough and correct records, books, and accounts on all transactions arising out of this Agreement, and shall preserve and hold all documents, correspondence and records relating to Contracts which come into its possession or under its control. All such books or accounts, documents, correspondence and records of each party pertaining to or used by it in connection with its operations hereunder shall belong to it, and at all times shall be open to inspection by any officer or duly authorized representative of the other party.

        c. In the course of normal customer servicing of existing Contracts or if required by law, Nationwide may contact by mail or otherwise any client, agent, account executive, or employee of General Agent or other individual acting in a similar capacity if deemed appropriate by Nationwide.

        d. Each party agrees to promptly notify the others in writing of any written customer complaint or notice of regulatory investigation it receives which may involve the others.



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        e.      Each party represents and warrants that the entering into and performance of this Agreement does not and will not conflict with or cause a breach of any other agreement to which any of them is a party.

        f. Each party represents and warrants that it has full power and authority to enter into this Agreement and to carry out its duties and obligations hereunder.

        g. Agency represents and warrants that it has the authority to execute this Agreement on its own behalf and on behalf of any of its affiliated agencies providing the services set forth in this Agreement in order for General Agent to meet all applicable legal requirements. All the necessary arrangements are in place to bind Agency's affiliated agencies to the terms and conditions of this Agreement.

15.     TERMINATION.

        a. Each party may terminate this Agreement for cause at any time, without prior written notice, if another party (1) fails to comply with the laws or regulations of any state or other governmental agency or body having jurisdiction over the sale of insurance or securities, (2) misappropriates any money or property belonging to another party, (3) subjects an other party to any actual or potential liability due to misfeasance, malfeasance, or nonfeasance, (4) commits any fraud upon another party, (5) has an assignment for the benefit of creditors, (6) incurs bankruptcy, or (7) commits a material breach of this Agreement.

        b. Nationwide may terminate the relationship and any obligations set forth herein if Waddell & Reed experiences a change of control, if said change of control materially alters General Agent's ability to perform its obligations under this agreement.

        c. This Agreement may be terminated by a party upon six months written notice to the other parties.

16.     MISCELLANEOUS PROVISIONS.

        a. General Agent may assign or pledge any rights under this Agreement with Nationwide's prior written consent.

        b. The forbearance or neglect of Nationwide, Broker/Dealer or Agency to insist upon strict compliance by a party, with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against that party, shall not be construed as a waiver of any of the rights or privileges of the parties. No waiver of any right or privilege of Nationwide, Broker/Dealer or Agency arising from any default or failure of performance by a party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

        c. Communications sent pursuant to provisions of this item shall be in writing and shall be delivered personally or sent by U.S. mail or commercial courier:

                If to Nationwide:         Nationwide Life Insurance
                                          Company and/ or


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                                           Nationwide Life and Annuity
                                           Insurance Company
                                           One Nationwide Plaza
                                           Columbus, OH  43215
                                           Attn: Vice President,
                                           Individual Annuity Operations


        If to General Agent:               Waddell & Reed, Inc.
                                           Attn:  Legal Department
                                           6300 Lamar Avenue
                                           Overland Park, KS  66202

        Any party may change its address by so notifying the other parties in writing. Any notice shall be deemed given only upon receipt by the party to be notified.

        d. Except as otherwise provided in this Agreement, this Agreement may not be amended or modified except by a written Agreement executed by the parties.

        e. This Agreement (including Amendments and Compensation Schedules) constitutes the entire agreement between the parties and supersedes all prior agreements, understandings and arrangements, oral and written, between the parties with respect to the subject matter hereof.

        f. This Agreement shall be binding upon the parties and their respective successors and assigns.

        g. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

        h. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

        i. The paragraph headings are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of the Agreement.

        j. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall be deemed to be one and the same instrument.


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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

WADDELL & REED, INC.                          NATIONWIDE LIFE INSURANCE
                                              COMPANY

on it's own behalf and on the behalf
of its affiliated Corporate Agencies          NATIONWIDE LIFE AND ANNUITY
(General Agent)                               INSURANCE COMPANY


By:                                           By:
   ---------------------------------             -------------------------------


Title:                                        Title:
      ------------------------------                 ---------------------------

                                    EXHIBIT A

                              COMPENSATION SCHEDULE
                              ---------------------

                       Effective Date:
                                       -------------------

This is the Compensation Schedule for the General Agent Agreement between Nationwide and General Agent.

1. Nationwide shall pay General Agent compensation computed on the premiums or purchase payments paid to, received and accepted by Nationwide on contract applications procured by General Agent in accordance with this Agreement, and at the rates set forth in this schedule and all amendments attached hereto.

2. Unless otherwise provided in an applicable Net Compensation Addendum, nothing herein shall be construed as giving General Agent the right to withhold or net such compensation from premium or purchase payments it shall receive.

3. Except as otherwise provided in this Agreement, Nationwide will prepare a compensation statement for periods ending on the 7th, 15th, 22nd and the last business day of each month and shall deliver the statement, and any compensation due there under, to General Agent within 5 business days of the end of such period for the following products: Waddell & Reed Advisors Select Life, Waddell & Reed Advisors Survivorship Life, Waddell & Reed Advisors Term One/Ten/Twenty and Waddell & Reed Advisors Term Ten/Twenty-NY.

        The billing cycle for compensation associated with the Waddell & Reed Advisors Retirement Plan product, is the 1st day of the month through the 15th day and the 16th day through the last business day of the month.

        The compensation cycle for the following products will be daily:

                Waddell & Reed Advisor Select Annuity
                Waddell & Reed Advisors Select Plus Annuity
                Waddell & Reed Advisors Select Plus Annuity NY

4. The compensation rates which shall apply to business produced by General Agent pursuant to this Agreement are attached to this Exhibit as one or more Compensation Schedules, which may be amended from time to time as provided for in this Agreement. The Compensation Schedules also apply to all state specific versions of the contract form numbers listed on the Compensation Schedules.

        Some of the Contracts listed in the Compensation Schedules may not be available for sale in all states. General Agent is responsible for ascertaining whether it has the authority, pursuant to state and federal law, to sell the Contracts in the jurisdictions in which the Contracts have been approved and in which General Agent is appointed by Nationwide.

5. No compensation shall be payable, and Nationwide may chargeback any compensation that may have been paid in any of the following situations:
        (i) Nationwide, in its good faith discretion, determines not to issue the Contract applied for; (ii) Nationwide refunds the premiums or purchase payments upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege; (iii) Nationwide refunds the premiums paid as a result of a complaint by the Contract holder or applicant; or (iv) Nationwide determines that any person soliciting an application was required to be licensed and was not or that any other person or entity receiving compensation for soliciting application or premiums for the Contracts is not or was not duly licensed as an insurance agent and appointed (v) if Nationwide determines at any time that the applicant did not meet applicable underwriting standards, including but not limited to, the maximum issue age.

6. Compensations or replacements or conversions shall be allowed in accordance with the Company rules in force at the time such replacement or conversion is effected.

7. Nationwide will not pay compensation on an internal exchange unless otherwise provided in this Agreement.

THIS EXHIBIT ESTABLISHES THE COMPENSATION RATES FOR PURCHASE PAYMENTS SPECIFIED HEREIN AND IN NO WAY SUPERSEDES OR REVOKES ANY OTHER TERMS IN THE AGREEMENT. ALL OTHER PROVISIONS OF THE AGREEMENT ARE UNAFFECTED BY THIS EXHIBIT.

                              COMPENSATION SCHEDULE
                                       FOR
                    WADDELL & REED ADVISORS SELECT ANNUITY(SM)

             Issued by Nationwide Life and Annuity Insurance Company

      Waddell & Reed Advisors Select Annuity(SM)             FHL 661 or FHL 686
      (includes non-qualified, IRA, SEP IRA, SIMPLE IRA,
      Spousal IRA, Roth IRA, 401(a) investment only, CRT,
      ORP, and non-ERISA 403(b))

NEW MONEY SCHEDULE                UPFRONT            TRAIL OPTION       TRAIL OPTION      TRAIL OPTION       TRAIL OPTION
                              OPTION/NO TRAIL *           #1                 #2                 #3                 #4
Annuitant Age                   Compensation         Compensation       Compensation      Compensation        Compensation
                                    Rate                 Rate               Rate              Rate                Rate
0 - 80                              7.75%                6.25%             5.75%              4.50%              2.95%
81 - 85                             3.90%                3.10%             2.90%              2.25%              1.50%
86 - 90                             3.10%                2.50%             2.30%              1.80%              1.20%
Quarterly Trail
Compensation
Beginning 5th Calendar
Quarter:                            0.00%                0.25%             0.32%              0.50%              0.75%

* NOTE: UNLESS OTHERWISE ELECTED BY THE AGENT OF GENERAL AGENT, UPFRONT OPTION WILL BE THE AUTOMATIC COMPENSATION OPTION.

Trail compensation is computed at the end of each calendar quarter beginning with the quarter specified above. Trail compensation is computed by multiplying assets times trail percentage divided by 4.

ADDITIONAL CHARGEBACK PROVISIONS for the Waddell & Reed Advisors Select Annuity(SM) Contracts:

In the event that any Contract issued under this Agreement experiences a withdrawal, compensation paid on amounts which are subject to Contingent Deferred Sales Charges will be charged back to the General Agent within the first 6 months from the date of issue, the full compensation paid thereon shall be charged back.

INTERNAL EXCHANGES to the Waddell & Reed Advisors Select Annuity(SM) Contracts:

1) INTERNAL EXCHANGES FROM ANY NATIONWIDE LIFE INSURANCE COMPANY AND NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FIXED AND VARIABLE ANNUITY CONTRACTS EXCEPT CONTRACTS SPECIFIED BELOW:

     INTERNAL EXCHANGE SCHEDULE *         UPFRONT           TRAIL OPTION #1       TRAIL OPTION #2      TRAIL OPTION #3 **
                                     OPTION/NO TRAIL
     Annuitant Age                   Compensation Rate    Compensation Rate     Compensation Rate      Compensation Rate
     0 - 80                                3.90%                2.40%                 1.90%                  0.65%
     81 - 85                               1.95%                1.20%                 0.95%                  0.30%
     86 - 90                               1.55%                0.95%                 0.75%                  0.25%
     Quarterly Trail Compensation
     Beginning 5th Calendar
     Quarter:
                                           0.00%                0.25%                 0.32%                  0.50%

      * NOTE: FOR SUBSEQUENT PAYMENTS RECEIVED INTO THE EXCHANGED POLICY, COMPENSATION WILL BE PAID USING THE NEW MONEY GRID LISTED ABOVE.

      ** NOTE: UNLESS OTHERWISE ELECTED BY THE AGENT OF GENERAL
               AGENT, TRAIL OPTION #3 WILL BE THE AUTOMATIC COMPENSATION
               OPTION.

        Trail compensation is computed at the end of each calendar quarter beginning with the quarter specified above. Trail compensation is computed by multiplying assets times trail percentage divided by 4.

2) INTERNAL EXCHANGES FROM ANY WADDELL & REED ADVISORS VARIABLE ANNUITY: Full CDSC will be assessed, (or if the contract is outside of the CDSC period) no chargebacks will be applied on any previous compensation paid on the original Contract and no compensation paid on the Internal Exchange.

3) INTERNAL EXCHANGES FROM ANY FIDELITY ADVISOR PRODUCT CONTRACT: Full CDSC will be assessed (or if the contract is outside of the CDSC period), no chargebacks will be applied on any previous compensation paid on the original Contract and no compensation paid on the Internal Exchange.

4)   INTERNAL EXCHANGES FROM THE BEST OF AMERICA(R) GROUP PENSIONS SERIES
     CONTRACT: If the Upfront Compensation Option is elected, the compensation shall be reduced in the amount equal to the amount of the Contingent Deferred Sales Charge waived by Nationwide on The Best of America(R) Group Pensions Series contract ("Waived CDSC Amount"). The Trail Compensation Options (#1, 2, 3 and 4) may only be elected when the Total Payout Rate ("Upfront Compensation") is equal to or greater than the Waived CDSC Amount. Where the Trail Compensation Options can be elected, the amount of the Upfront Compensation shall be reduced by the Waived CDSC Amount. Standard compensation rates shall apply to internal exchanges from the Best of America(R) Group Pension Series contracts.

                              COMPENSATION SCHEDULE

                                       FOR

                  WADDELL & REED ADVISORS SELECT PLUS ANNUITY(SM)

             Issued by Nationwide Life and Annuity Insurance Company

Waddell & Reed Advisors Select PlusAnnuity(SM)                FHL 677 or FHL 688
(includes non-qualified, IRA, SEP IRA, SIMPLE IRA,
Spousal IRA, Roth IRA, 401(a) investment only, CRT,
ORP, and non-ERISA 403(b))

                                     UPFRONT OPTION/NO TRAIL *                        TRAIL OPTION #1
Annuitant Age                            Compensation Rate                           Compensation Rate
0 - 80                                         5.55%                                       3.80%
81 - 85                                        2.80%                                       1.90%
86 - 90                                        2.20%                                       1.50%
Quarterly Trail Compensation
Beginning 5th Calendar
Quarter:                                       0.00%                                       0.25%

* NOTE: UNLESS OTHERWISE ELECTED BY THE AGENT OF GENERAL AGENT, UPFRONT OPTION WILL BE THE AUTOMATIC COMPENSATION OPTION FOR BUSINESS WITH NEW MONEY.

Trail compensation is computed at the end of each calendar quarter beginning with the quarter specified above. Trail compensation is computed by multiplying assets times trail percentage divided by 4.

ADDITIONAL CHARGEBACK PROVISIONS for the Waddell & Reed Advisors Select Plus Annuity(SM) Contracts:

In the event that any Contract issued under this Agreement experiences a withdrawal, compensation paid on amounts which are subject to Contingent Deferred Sales Charges will be charged back to the General Agent within the first 6 months from the date of issue, the full compensation paid thereon shall be charged back.

INTERNAL EXCHANGES to the Waddell & Reed Advisors Select Plus Annuity(SM)
Contracts:

1) INTERNAL EXCHANGES FROM ANY NATIONWIDE LIFE INSURANCE COMPANY AND NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FIXED OR VARIABLE ANNUITY CONTRACTS EXCEPT CONTRACTS SPECIFIED BELOW:: Full CDSC will be assessed, (or if the contract is outside of the CDSC period) no chargebacks will be applied on any previous compensation paid on the original Contract and no compensation paid on the Internal Exchange.

2) INTERNAL EXCHANGES FROM ANY WADDELL & REED ADVISORS VARIABLE ANNUITY: Full CDSC will be assessed, (or if the contract is outside of the CDSC period) no chargebacks will be applied on any previous compensation paid on the original Contract and no compensation paid on the Internal Exchange.

3) INTERNAL EXCHANGES FROM ANY FIDELITY ADVISOR PRODUCT CONTRACT: Full CDSC will be assessed, (or if the contract is outside of the CDSC period) no chargebacks will be applied on any previous compensation paid on the original Contract and no compensation paid on the Internal Exchange.

4)   INTERNAL EXCHANGES FROM THE BEST OF AMERICA(R) GROUP PENSIONS SERIES
     CONTRACT: If the Upfront Compensation Option is elected, the compensation shall be reduced in the amount equal to the amount of the Contingent Deferred Sales Charge waived by Nationwide on The Best of America(R) Group Pensions Series contract ("Waived CDSC Amount"). The Trail Compensation Options #1 may only be elected when the Total Payout Rate ("Upfront Compensation") is equal to or greater than the Waived CDSC Amount. Where the Trail Compensation Options can be elected, the amount of the Upfront Compensation shall be reduced by the Waived CDSC Amount. Standard compensation rates shall apply to internal exchanges from the Best of America(R) Group Pension Series.

                              COMPENSATION SCHEDULE
                                       FOR
              WADDELL & REED ADVISORS SELECT PLUS ANNUITY - NY(SM)

                   Issued by Nationwide Life Insurance Company

Waddell & Reed Advisors Select Plus Annuity - NY(SM)                APO 4502-32A
(includes non-qualified, IRA, SEP IRA, SIMPLE IRA,
Spousal IRA, Roth IRA, 401(a) investment only, CRT,
ORP, and non-ERISA 403(b))

      The following options will apply in New York ONLY.

NEW MONEY                              UPFRONT OPTION/NO TRAIL                     UPFRONT OPTION/NO TRAIL
SCHEDULE                                    OPTION #1*                                   OPTION #2
Annuitant Age                            Compensation Rate                           Compensation Rate
 0 - 75                                        5.52%                                       4.02%
76 - 80                                        4.70%                                       3.40%
81 - 85                                        2.75%                                       2.00%

* NOTE: UNLESS OTHERWISE ELECTED BY THE AGENT OF GENERAL AGENT, UPFRONT OPTION #1 WILL BE THE AUTOMATIC COMPENSATION OPTION FOR BUSINESS WITH NEW MONEY.

ADDITIONAL CHARGEBACK PROVISIONS for the Waddell & Reed Advisors Select Plus Annuity - NY(SM) Contracts:

In the event that any Contract issued under this Agreement experiences a withdrawal, compensation paid on amounts which are subject to Contingent Deferred Sales Charges will be charged back to the General Agent within the first 12 months from the date of issue, the full compensation paid thereon shall be charged back.

INTERNAL EXCHANGES to the Waddell & Reed Advisors Select Annuity(SM) Contracts:

1) INTERNAL EXCHANGES FROM ANY NATIONWIDE LIFE INSURANCE COMPANY AND NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY FIXED AND VARIABLE ANNUITY CONTRACTS EXCEPT CONTRACTS SPECIFIED BELOW:

      The following options will apply in New York ONLY.

     INTERNAL EXCHANGE                         UPFRONT OPTION/NO TRAIL                UPFRONT OPTION/NO TRAIL
     SCHEDULE                                        OPTION #1                             OPTION #2 *
     Annuitant Age                               Compensation Rate                      Compensation Rate
     0 - 75                                            2.75%                                  2.00%
     76 - 80                                           2.25%                                  1.70%
     81 - 85                                           1.40%                                  1.00%

* NOTE: FOR SUBSEQUENT PAYMENTS RECEIVED INTO THE EXCHANGED POLICY, COMPENSATION WILL BE PAID USING THE NEW MONEY GRID LISTED ABOVE.

** NOTE: UNLESS OTHERWISE ELECTED BY THE AGENT OF GENERAL AGENT, UPFRONT OPTION
         #2 WILL BE THE AUTOMATIC COMPENSATION OPTION FOR INTERNAL EXCHANGES.

2) INTERNAL EXCHANGES FROM ANY WADDELL & REED ADVISORS VARIABLE ANNUITY: Full CDSC will be assessed, (or if the contract is outside of the CDSC period) no chargebacks will be applied on any previous compensation paid on the original Contract and no compensation paid on the Internal Exchange.

3) INTERNAL EXCHANGES FROM ANY FIDELITY ADVISOR PRODUCT CONTRACT: Full CDSC will be assessed, (or if the contract is outside of the CDSC period) no chargebacks will be applied on any previous compensation paid on the original Contract and no compensation paid on the Internal Exchange.

4)   INTERNAL EXCHANGES FROM THE BEST OF AMERICA(R) GROUP PENSIONS SERIES
     CONTRACT: If the Upfront Compensation Option is elected, the compensation shall be reduced in the amount equal to the amount of the Contingent Deferred Sales Charge waived by Nationwide on The Best of America(R) Group Pensions Series contract ("Waived CDSC Amount"). Standard compensation rates shall apply to internal exchanges from The Best of America(R) Group Pension Series.

                              COMPENSATION SCHEDULE
                                       FOR
                    FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE
                       WADDELL & REED ADVISORS SELECT LIFE

                   Issued by Nationwide Life Insurance Company

FOR POLICIES ISSUED UNDER CONTRACT FORM VLO 510:

============================================================== ===============================================================
                          CONTRACTS                                                   CONTRACT NUMBER
-------------------------------------------------------------- ---------------------------------------------------------------
Waddell and Reed
Flexible Premium Variable Universal Life                                                  VLO 510
Advisors Select Life
-------------------------------------------------------------- ---------------------------------------------------------------
PREMIUM BASED COMPENSATION
For all ages and all underwriting classes:

         Year 1:                                               Compensation is 60% of premium up to compensation target
                                                               premium plus 5% of any premium over compensation
                                                               target premium.
         Years 2 - 10                                          Compensation is 3 % of premium received in that year.
         Years 11 +                                            Compensation is 2 % of premium received in that year.

-------------------------------------------------------------- ---------------------------------------------------------------

Compensation is based on the relationship between premiums (received and accepted) and the target premium of the policy in question. Target Premiums vary by type of product, type of rider, insured's issue age, sex, specified amount and the underwriting risk classification.

COMPENSATION ON INCREASES IN COVERAGE: Compensation for an increase in coverage will be paid at the rate of 60% of the lessor of 1) the amount of premiums paid in the 12 months following an increase, and 2) target premium following the increase less the previous target premium. Compensation on premiums in excess of the target premium following the increase less the previous target premium will be 5% of such premiums. No EAP is paid for increases in coverage.

EXPENSE ALLOWANCE PAYMENT: All Expense Allowance Payments (EAP) will be paid as earned and are separate from and in addition to the compensation rates stated above.

For each FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE policy issued (excluding any policies issued as internal replacements), Nationwide will pay to the General Agent expense reimbursements calculated as the product of : 1) EAP percentage; and 2) the lessor of : a) actual first year premiums paid up to the Target Premium, b) 75% of the corresponding Guideline Annual Premium, or c) planned renewal premium requested by the owner in the application for insurance; where,

                              EAP Percentage = 15%

Nothing in this Agreement shall be construed as giving the General Agent the right to withhold or deduct an Expense Allowance Payment from premium it shall receive.

The General Agent agrees that no payment will be used by the agent or General Agent to effect compensation in excess of the limits of Section 4228 of the New York Insurance Laws. In the event overpayment is made to the General Agent by Nationwide, because life compensation payments together with expense allowance payments exceed applicable limits of Section 4228 of the New York Insurance Law, such overpayment shall be charged against and deducted from future compensation due to the General Agent by Nationwide until paid in full. Nationwide will not knowingly permit to be paid, by any payor, payments in excess of this Plan.

EAP CHARGEBACKS: In the event a variable life insurance policy shall terminate within twelve months from the date of issue, 100% of the EAP shall be charged back against the General Agent.

CHARGEBACKS: In the event a variable life insurance policy shall terminate within six months from the date of issue, the full compensation paid thereon shall be charged back against the General Agent. In the event a termination takes place after the sixth and before the thirteenth month after the date of issue, fifty percent of the compensation will be charged back against the General Agent.

CHARGEBACK ON FIRST YEAR LOANS: Loans taken in the first year will result in a partial charge back of commission and EAP. Loans are considered a reduction of premiums in excess of commission target premium, and secondly a reduction of premiums paid up to target.

The charge back of the commissions earned on premiums paid in excess of target is calculated as:
        Zero, if premiums paid have not exceeded target;

        or A times B times C divided by D, if premiums paid have exceeded the commission target premium. Where:

             A equals the lesser of the amount of the loan and the premiums paid in excess of target.

             B equals 100% for loans taken in months 1 through 6 and 50% for loans taken in months 7 through 12,

             C equals the amount of commission paid on premiums received in excess of target, and

             D equals the premiums paid in excess of target.

The charge back of the commissions earned on premiums paid up to excess of target is calculated as:
        A times B times C divided by D, where:

             A equals the greater of 0 (zero), and the lesser of amount of the loan and the amount of the loan plus the target premium less the premiums paid,

             B equals 100% for loans taken in the months 1 through 6 and 50% for loans taken in months 7 through 12,

             C equals the amount of commission paid on premiums up to target, and

             D equals the lesser of the premiums paid and the commission target premium.

The charge back of the EAP is calculated as :
        A times B times C divided by D, where:

             A equals the greater of 0 (zero), and the lesser of amount of the loan and the amount of loan plus the target premium less the premiums paid,

             B equals 100%

             C equals the amount of EAP earned, and

             D equals the lesser of the premiums paid and the commission target premium.

In the event that a loan taken in the first year on which the above chargeback provision applies is repaid within the first policy year, the amount of the chargeback attributed to the amount of the loan repayment will be paid as compensation. Loan repayments will first be considered repayment of target premiums, and secondly repayment of premiums in excess of target.

THE CHARGE BACK OF INCREASE COMMISSION DUE TO LOANS OR WITHDRAWALS TAKEN WITHIN ONE YEAR OF INCREASE:

The charge back of the commissions earned on increases is calculated as:

The charge back of the commissions earned on premiums paid in excess of new target less the previous target is calculated as:
         Zero, if premiums paid have not exceeded new target less the previous target;

         or A times B times C divided by D, if premiums paid have exceeded the new target less the previous target. Where:

             A equals the lesser of the amount of the loan and/or withdrawal and the premiums paid in excess of new target less the previous target.

             B equals 100% for loans and/or withdrawals taken in months 1 through 6 following the increase and 50% for loans taken in months 7 through 12 following the increase,

             C equals the amount of commission paid on premiums received in excess of target, and

             D equals the premiums paid in excess of target

The charge back of the commissions earned on premiums paid up to the new target less the previous target is calculated as:
         Zero, if no premiums have been paid within 12 months following the increase.

         A times B times C divided by D, where:

             A equals the greater of 0 (zero) and the lesser (1) and (2), where
                  (1) equals new target less the prior target, and
                  (2) equals the amount of the loan or withdrawal,

             B equals 100% for loans or withdrawals taken in the months 1 through 6 following the increase and 50% for loans or withdrawals taken months 7 through 12 following the increase,

             C equals the amount of commission paid on premiums received up to the new target less the previous target, and

             D equals the lesser of the premiums paid within 12 months following the increase and the new target less the prior target premium.

                              COMPENSATION SCHEDULE
                                       FOR
                                  LAST SURVIVOR
                    FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE
                    WADDELL & REED ADVISORS SURVIVORSHIP LIFE

                   Issued by Nationwide Life Insurance Company

FOR POLICIES ISSUED UNDER CONTRACT FORM VLO 600:

============================================================== ===============================================================
                          CONTRACTS                                                   CONTRACT NUMBER
-------------------------------------------------------------- ---------------------------------------------------------------
Waddell and Reed
Last Survivor Flexible Premium Variable Universal Life                                    VLO 600
Advisors Survivorship Life
-------------------------------------------------------------- ---------------------------------------------------------------
PREMIUM BASED COMPENSATION
For all ages and all underwriting classes:
         Year 1:                                               Compensation is 60% of premium up to compensation
                                                               target premium plus 5% of any premium over
                                                               compensation target premium.
         Years 2 - 10                                          Compensation is 3 % of premium received in that year.
         Years 11 +                                            Compensation is 2 % of premium received in that year.

-------------------------------------------------------------- ---------------------------------------------------------------

Compensation is based on the relationship between premiums (received and accepted) and the target premium of the policy in question. Target Premiums vary by type of product, type of rider, insured's issue age, sex, specified amount and the underwriting risk classification.

COMPENSATION ON INCREASES IN COVERAGE: Compensation for an increase in coverage will be paid at the rate of 60% of the lessor of 1) the amount of premiums paid in the 12 months following an increase, and 2) target premium following the increase less the previous target premium. Compensation on premiums in excess of the target premium following the increase less the previous target premium will be 5% of such premiums. No EAP is paid for increases in coverage

EXPENSE ALLOWANCE PAYMENT: All Expense Allowance Payments (EAP) will be paid as earned and are separate from and in addition to the compensation rates stated above.

For each LAST SURVIVOR FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE policy issued (excluding any policies issued as internal replacements), Nationwide will pay to the General Agent expense reimbursements calculated as the product of : 1) EAP percentage; and 2) the lessor of : a) actual first year premiums paid up to the Target Premium, b) 75% of the corresponding Guideline Annual Premium, or c) planned renewal premium requested by the owner in the application for insurance; where,

                              EAP Percentage = 15%

Nothing in this Agreement shall be construed as giving the General Agent the right to withhold or deduct an Expense Allowance Payment from premium it shall receive.

The General Agent agrees that no payment will be used by the agent or General Agent to effect compensation in excess of the limits of Section 4228 of the New York Insurance Laws. In the event overpayment is made to the General Agent by Nationwide, because life compensation payments together with expense allowance payments exceed applicable limits of Section 4228 of the New York Insurance Law, such overpayment shall be charged against and deducted from future compensation due to the General Agent by Nationwide until paid in full. Nationwide will not knowingly permit to be paid, by any payor, payments in excess of this Plan.

EAP CHARGEBACKS: In the event a variable life insurance policy shall terminate within twelve months from the date of issue, 100% of the EAP shall be charged back against the General Agent.

CHARGEBACKS: In the event a variable life insurance policy shall terminate within six months from the date of issue, the full compensation paid thereon shall be charged back against the General Agent. In the event a termination takes place after the sixth and before the thirteenth month after the date of issue, fifty percent of the compensation will be charged back against the General Agent.

CHARGEBACK ON FIRST YEAR LOANS: Loans taken in the first year will result in a partial charge back of commission and EAP. Loans are considered a reduction of premiums in excess of commission target premium, and secondly a reduction of premiums paid up to target.

The charge back of the commissions earned on premiums paid in excess of target is calculated as:
         Zero, if premiums paid have not exceeded target;
         or A times B times C divided by D, if premiums paid have exceeded the commission target premium. Where:

             A equals the lesser of the amount of the loan and the premiums paid in excess of target.

             B equals 100% for loans taken in months 1 through 6 and 50% for loans taken in months 7 through 12,

             C equals the amount of commission paid on premiums received in excess of target, and

             D equals the premiums paid in excess of target.

The charge back of the commissions earned on premiums paid up to excess of target is calculated as:
         A times B times C divided by D, where:

             A equals the greater of 0 (zero), and the lesser of amount of the loan and the amount of the loan plus the target premium less the premiums paid,

             B equals 100% for loans taken in the months 1 through 6 and 50% for loans taken in months 7 through 12,

             C equals the amount of commission paid on premiums up to target, and

             D equals the lesser of the premiums paid and the commission target premium.

The charge back of the EAP is calculated as :
         A times B times C divided by D, where:

             A equals the greater of 0 (zero), and the lesser of amount of the loan and the amount of loan plus the target premium less the premiums paid,

             B equals 100%

             C equals the amount of EAP earned, and

             D equals the lesser of the premiums paid and the commission target premium.

In the event that a loan taken in the first year on which the above chargeback provision applies is repaid within the first policy year, the amount of the chargeback attributed to the amount of the loan repayment will be paid as compensation. Loan repayments will first be considered repayment of target premiums, and secondly repayment of premiums in excess of target.

THE CHARGE BACK OF INCREASE COMMISSION DUE TO LOANS OR WITHDRAWALS TAKEN WITHIN ONE YEAR OF INCREASE:

The charge back of the commissions earned on premiums paid in excess of new target less the previous target is calculated as:
         Zero, if premiums paid have not exceeded new target less the previous target;

         or A times B times C divided by D, if premiums paid have exceeded the new target less the previous target. Where:

             A equals the lesser of the amount of the loan and/or withdrawal and the premiums paid in excess of new target less the previous target.

             B equals 100% for loans and/or withdrawals taken in months 1 through 6 following the increase and 50% for loans taken in months 7 through 12 following the increase,

             C equals the amount of commission paid on premiums received in excess of target, and

             D equals the premiums paid in excess of target



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


The charge back of the commissions earned on premiums paid up to the new target less the previous target is calculated as:
         Zero, if no premiums have been paid within 12 months following the increase.

         A times B times C divided by D, where:

             A equals the greater of 0 (zero) and the lesser (1) and (2), where
                  (1) equals new target less the prior target, and
                  (2) equals the amount of the loan or withdrawal,

             B equals 100% for loans or withdrawals taken in the months 1 through 6 following the increase and 50% for loans or withdrawals taken months 7 through 12 following the increase,

             C equals the amount of commission paid on premiums received up to the new target less the previous target, and

             D equals the lesser of the premiums paid within 12 months following the increase and the new target less the prior target premium.

In the event that a loan taken within one year of increase on which the above chargeback provision applies is repaid within one year of the increase policy year, the amount of the chargeback attributed to the amount of the loan repayment will be paid as compensation. Loan repayments will first be considered repayment of the increase in target premium, and secondly repayment of premiums in excess of the new target.

CHARGEBACK ON REDUCTIONS DURING THE FIRST FOUR YEARS; OR WITHIN THE FIRST 48 MONTHS FOLLOWING AN INCREASE IN COVERAGE: Reductions in the specified amount during the first four years or within 48 months following an increase will result in a chargeback of commission and EAP.

The chargeback of the commission and EAP earned on premiums paid in the first policy year is calculated as:

         For reductions in year 1: 100% of the first year commission and EAP paid on the amount of the reduction (if applicable - the contract does not allow first year reductions)

         For reductions in year 2: 75% of the first year commission and EAP paid on the amount of the reduction.

         For reductions in year 3: 50% of the first year commission and EAP paid on the amount of the reduction.

         For reductions in year 4: 25% of the first year commission and EAP paid on the amount of the reduction.

         For reductions in year 5 or later, no chargeback will apply.

All chargeback rules previously stated will apply.

                              COMPENSATION SCHEDULE
                                       FOR

                 WADDELL & REED ADVISORS TERM ONE/TEN/TWENTY (SM)

                 WADDELL & REED ADVISORS TERM TEN/TWENTY - NY(SM)
                   Issued by Nationwide Life Insurance Company

                        Effective Date: January 10, 2000
                                        ----------------

This is an amendment to the Exhibit A, Compensation Schedule, of the General Agent Agreement, between Nationwide Life Insurance Company and the General Agent.

THEREFORE, Exhibit A, Compensation Schedule, is amended as follows:

===========================================================================================================================
                          CONTRACTS                                                   CONTRACT NUMBER
---------------------------------------------------------------------------------------------------------------------------
Waddell & Reed Advisors Term One/Ten/Twenty(SM)
                                                                                          VLO 428
---------------------------------------------------------------------------------------------------------------------------
COMPENSATION
For all ages and all underwriting classes:
---------------------------------------------------------------------------------------------------------------------------
         Year 1:                                               Compensation is 60% of premium less policy fee.
---------------------------------------------------------------------------------------------------------------------------
         Years 2 +                                             Compensation is 3% of premium received in that year less
                                                               policy fee.
---------------------------------------------------------------------------------------------------------------------------

EXPENSE ALLOWANCE PAYMENT: All Expense Allowance Payments (EAP) will be paid as earned and are separate from and in addition to the compensation rates stated above.

For each PRO-TERM SERIES policy issued (excluding any policies issued as internal replacements), Nationwide will pay to the General Agent expense reimbursements based on first year paid premiums calculated as the product of :
1) EAP Percentage and 2) Premiums less policy Fee; where,

                             EAP Percentage = 20.00%

Nothing in this Agreement shall be construed as giving the General Agent the right to withhold or deduct an Expense Allowance Payment from premium it shall receive.

The General Agent agrees that no payment will be used by the agent or General Agent to effect compensation in excess of the limits of Section 4228 of the New York Insurance Laws. In the event overpayment is made to the General Agent by Nationwide, because life compensation payments together with expense allowance payments exceed applicable limits of Section 4228 of the New York Insurance Law, such overpayment shall be charged against and deducted from future compensation due to the General Agent by Nationwide until paid in full. Nationwide will not knowingly permit to be paid, by any payor, payments in excess of this Plan.

EAP CHARGEBACKS: In the event a Waddell & Reed Advisors Term One/Ten/Twenty(SM) life insurance policy shall terminate within twelve months from the date of issue, 100% of the EAP shall be charged back against the General Agent. In the event a termination takes place after the twelfth month and before the twenty-fifth month after the date of issue, fifty percent of the EAP shall be charged back against the General Agent.

CHARGEBACKS: In the event a Waddell & Reed Advisors Term One/Ten/Twenty(SM) life insurance policy shall terminate within twelve months from the date of issue, the full compensation paid thereon shall be charged back against the General Agent. In the event a termination takes place after the twelfth and before the twenty-fifth month after the date of issue, fifty percent of the first year compensation will be charged back against the General Agent. Charge backs may be applied against current and future compensation payable.

UNEARNED PREMIUM CHARGEBACKS: In the event a Waddell & Reed Advisors Term One/Ten/Twenty(SM) contract terminates after the twelfth month after the date of issue, 100% of the compensation paid on Unearned Premium will be charged back against the General Agent. Unearned

Premium is premium paid which is not yet due. Unearned Premiums are returned to the policyholder upon life insurance policy termination.

This amendment also applies to state-specific versions of these contract form numbers.

All other provisions of the existing General Agent Agreement, as amended remain in effect.

                                    EXHIBIT B

                                   EXCLUSIVITY

Nationwide will be the exclusive provider to Waddell & Reed for the following products:

1.       Waddell & Reed Advisor Select Annuity
2.       Waddell & Reed Advisors Select Plus Annuity
3.       Waddell & Reed Advisors Select Plus Annuity NY
4.       Waddell & Reed Advisors Select Life
5.       Waddell & Reed Advisors Retirement Plan

There will be no Exclusivity Arrangement regarding the following products:

1.       Waddell & Reed Advisors Survivorship Life
2.       Waddell & Reed Advisors Term Ten/Twenty
3.        Waddell & Reed Advisors Term Ten/Twenty NY

Upon the mutual agreement of both parties, this EXHIBIT may be amended from time to time with the addition of certain other annuity or insurance products.

*Actual form numbers to be used in certain states may have different identifying suffixes, which reflect certain unique characteristics of the contract mandated by the particular state insurance authority.

                                 ADDENDUM TO THE
                             GENERAL AGENT AGREEMENT

                           SINGLE COMPENSATION PAYMENT

                      Effective date _____________________

This is an addendum to the General Agent Agreement among Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company and Waddell & Reed, Inc., on its own behalf and on behalf of its affiliated Corporate Insurance Agencies (Collectively referred to as "Agency") and ("Broker/Dealer").

Nationwide will send a single compensation payment to General Agent in a mutually acceptable manner. Such compensation payment shall be net of chargebacks and any other charges owed by General Agent. Nationwide will provide General Agent with Compensation Statements providing descriptions of the compensation earned by agent. General Agent represents and warrants that it has all necessary contractual arrangements in place to receive such payment on behalf of the individual entities and agents, that it will forward all commissions to the properly licensed and appointed insurance agencies and/or agents, and that it will comply with applicable law in its handling of such commissions.

Notwithstanding any other provisions to this General Agent Agreement, Nationwide shall not be obligated to pay any compensation which would be in violation of applicable laws, rules or regulations of any jurisdiction.

Nationwide reserves the right to terminate this arrangement at its discretion with proper notice to all parties. All of the other provisions of the existing General Agent Agreement, as amended, shall remain in effect.

WADDELL & REED, INC.                        NATIONWIDE LIFE INSURANCE
(General Agent)                             COMPANY
on it's own behalf and on the
behalf of its affiliated Corporate          NATIONWIDE LIFE AND ANNUITY
Agencies                                    INSURANCE COMPANY


By: _______________________________         By:_____________________________


Title: ____________________________         Title:   Vice President

                APPOINTMENT BACKGROUND INVESTIGATION ADDENDUM TO
                             GENERAL AGENT AGREEMENT

                         Effective Date _______________

This Appointment Background Investigation Addendum is incorporated into the General Agent's Agreement in effect among Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company, and WADDELL & REED, INC. on its own behalf and on behalf of its affiliated Corporate Insurance Agencies (Collectively referred to as "Agency") and ("Broker/Dealer") collectively referred to as "General Agent".

General Agent will conduct a thorough background investigation on each of its Registered Representatives. In addition to the information obtained by your branch managers during the interview process, the following reviews are conducted by your Home Office staff as part of the registration, licensing and appointment process:
1. PREHIRES: A check of the Central Registration Depository is completed for any individual who has been previously employed in the securities industry. The information obtained includes employment, residential exam and disclosure history, fingerprint/arrest information and registration status.
2. FINGERPRINTING: A fingerprint card is submitted to the NASD for all employees and independent contractors. A review of arrest records both disclosed by the applicant or reported by the NASD is required for bonding consideration.
3. COURT CHECK: Outside reporting agencies are used to conduct court record searches. Situations identified by this process are reviewed and documented to determine any judgments, liens and/or bankruptcies.
Any adverse information is reviewed with appropriate management personnel within the firm and additional inquiries are made where appropriate.

Nationwide has reviewed General Agent's current employment screening process and deems that these guidelines meet Nationwide's screening standard.

General Agent agrees to:
1. promptly provide Nationwide detailed background information on any agent appointed or persons nominated for appointment when necessary to comply with state insurance regulations or when investigating a consumer or government entity complaint, audit, market conduct exam or other inquiries; and,
2. notify Nationwide in advance of any changes in their background requirements.
3. immediately notify Nationwide in writing of any material changes which affect the qualifications of an agent or agency for appointment and/or licenses under applicable state law.

General Agent represents and warrants that the agents for whom it requests appointment or license sponsorship from Nationwide meets the applicable state licensing and appointment requirements.

Nationwide reserves the right to modify their appointment and background investigation standards and practices at any time and will notify General Agent prior to implementation.

WADDELL & REED, INC.                        NATIONWIDE LIFE INSURANCE
                                            COMPANY

ON IT'S OWN BEHALF AND ON THE
BEHALF OF ITS AFFILIATED CORPORATE          NATIONWIDE LIFE AND ANNUITY
AGENCIES                                    INSURANCE COMPANY
By: _______________________________         By: ________________________________
Print Name: _______________________         Print Name: ________________________
Title: ____________________________         Title: _____________________________
Date: _____________________________         Date: ______________________________